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                                                                   Exhibit 99.2

                            CERTIFICATION PURSUANT TO
            SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 1350, Chapter 63 of Title 18, United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, as chief financial officer of Iron Age Holdings Corporation (the "Company"), does hereby certify that to the undersigned's knowledge:

         1)       the Company's 10-Q fully complies with the requirements of
                  Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2) the information contained in the Company's 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                    /s/ Bart R. Huchel
                                    -----------------------------
                                    Bart R. Huchel
                                    Chief Financial Officer, Vice President -
                                    Finance and Treasurer


Dated: June 10, 2003


A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and forwarded to the Securities and Exchange Commission or its staff upon request.